Exhibit 23.1
                                  [LETTERHEAD]
                          L.L. Bradford & Company, LLC
                           3441 South Eastern Avenue
                            Las Vegas, Nevada 89109
                                 (702) 735-5030


December 7,2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Enable IPC Corporation - Amendment No. 2 to Form SB-2

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Amendment No. 2 to Form SB-2 of our report dated April 11, 2005, except for Notes 3,4 and 8 as to which date is November 30, 2005, relating to these financial statements of Enable IPC Corporation.

Sincerely,

/s/ L.L. Bradford & Company, LLC
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L.L. Bradford & Company, LLC